EXHIBIT 3.5

                                    DELAWARE
                              ----------------------        PAGE 1
                                THE FIRST STATE



      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "UTIX GROUP, INC.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF APRIL, A.D. 2006, AT 4:54 O'CLOCK P.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.







2175231  8100     [SEAL OMITTED]      /s/ Harriet Smith Windsor
060331230                             -----------------------------
                                      Harriet Smith Windsor, Secretary of State
                                      AUTHENTICATION: 4655351

                                                DATE: 04-10-06

                        CERTIFICATE OF AMENDMENT OF THE
                        CERTIFICATE OF INCORPORATION OF
                                UTIX GROUP, INC.

               --------------------------------------------------
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

      Utix Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

      FIRST: The Certificate of Incorporation of the Corporation as heretofore amended shall be amended by changing the Article "FOURTH" thereof so that, as amended, said Article shall read as follow:

      "FOURTH:

      (a) The total number of shares of stock which the Corporation is authorized to issue is Four Hundred Million (400,000,000), consisting of Three Hundred Seventy Five Million (375,000,000) shares of common stock and Twenty Five Million (25,000,000) shares of preferred stock.

      (b) The aggregate number of shares of common stock that the Corporation is authorized to issue is Three Hundred and Seventy Five Million (375,000,000), par value $0.001.

      (c) The aggregate number of shares of preferred stock that the Corporation is authorized to issue is Twenty Five Million (25,000,000) shares, $0.001 per share, which may be issued from time to time in one or more classes or series with such dividend rates, voting rights, rights of conversion, rights upon dissolution or liquidation, and with such designations or restrictions thereof as shall be determined by resolution adopted by the Board of Directors at the time such stock is issued without further approval of the stockholders.

      (d) Effective upon the filing by the Secretary of State of the State of Delaware of this amendment of the Certificate of Incorporation (the "Effective Time"), each one hundred (100) shares of common stock of Utix Group, Inc., par value $0.001 per share, issued and outstanding or held in treasury (collectively, the "Old Common Stock"), shall automatically, and without any action by the holder thereof, be reverse split into one (1) share of common stock of the Corporation, par value $0.001 per share (the "New Common Stock"), and each certificate which prior to the Effective Time represented 100 shares of Old Common Stock shall, from and after the Effective Time, be deemed to represent 1 share of New Common Stock. The Corporation shall pay to each holder the value (as set forth in the following sentence) of the fraction of the share resulting from the reverse split (after aggregating all shares held by such holder), upon and against the surrender to the Corporation of the certificates representing the Old Common Stock held by the holder. Payment shall be made for fractions of a share at a purchase price based upon the average of the reported closing bid prices of the Corporation's common stock on the NASD OTC Bulletin Board for the five trading days preceding the Effective Time."



                                                      STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                DELIVERED 04:54 PM ON 04/07/2006
                                                  FILED 04:54 PM 04/07/2006
                                                 SRV 060331230 - 2175231 FILE

      SECOND: The Board of Directors of the Corporation duly adopted a resolution setting forth the amendment set forth above, declaring its advisability and calling a special meeting of the stockholders of the Corporation entitled to vote in respect thereof. Pursuant to Section 228 of the General Corporation Law of the State of Delaware, a consent setting forth resolutions approving the amendments set forth above was signed by holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted, and the amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Anthony G. Roth, its President and Chief Executive Officer, on the 7th day of April, 2006.



                                              UTIX GROUP, INC.

                                              By: /s/ Anthony G. Roth
                                                  -------------------------
                                                      Anthony G. Roth
                                                      President and CEO